UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2017

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Lane, Suite 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in “Item 5. – Other Information” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 of Spark Energy, Inc., a Delaware corporation (the “Company”), the Company and CenStar Energy Corp., a New York corporation and a subsidiary of the Company (“CenStar”), entered into the Membership Interest and Stock Purchase Agreement, dated as of May 5, 2017, by and among the Company, CenStar and Verde USA Holdings, LLC, a Delaware limited liability company (the “Seller”), pursuant to which CenStar would acquire all of the membership interests and stock in the Verde Companies (as defined therein) (the “Original Purchase Agreement”).

On July 1, 2017, the Company, CenStar and the Seller entered into the First Amendment to the Membership Interest and Stock Purchase Agreement (the “First Amendment”). The First Amendment amends the Original Purchase Agreement (the Original Purchase Agreement, as amended by the First Amendment, the “Purchase Agreement”), to change certain defined terms. The foregoing description of the First Amendment is qualified by reference to the full text of the First Amendment, which is attached hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01.

Additionally, on July 1, 2017 and as described below, CenStar issued the Promissory Note to the Seller. The description of the Promissory Note set forth in Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2017, the Company and CenStar completed the acquisition from the Seller (the “Acquisition”) of all of the membership interests and stock in each of the Verde Companies pursuant to the Purchase Agreement. Total consideration paid at the closing of the Acquisition was approximately $85.8 million, of which approximately $21.0 million was used to purchase positive net working capital. The Company funded the closing consideration through: (i) approximately $6.8 million of cash on hand, (ii) approximately $15.0 million in subordinated debt from the Company's founder and majority shareholder through an existing subordinated debt facility, (iii) approximately $44.0 million in borrowings under its senior secured revolving credit facility, and (iv) the issuance by CenStar to the Seller of a promissory note in the aggregate principal amount of $20.0 million (the “Promissory Note”). In addition to the consideration paid at closing, CenStar is obligated to pay 100% of the Adjusted EBITDA earned by the Verde Companies for the 18 months following closing that exceeds certain thresholds, subject to the Verde Companies’ ability to achieve defined customer count criteria.

The Promissory Note, effective July 1, 2017, matures in eighteen months and bears interest at a rate of 5% per annum. Principal and interest are payable monthly on the first day of each month in which the Promissory Note is outstanding, beginning August 1, 2017. CenStar will deposit a portion of each payment under the Promissory Note into an escrow account, which serves as security for certain indemnification claims and obligations under the Purchase Agreement. All principal and interest payable under the Promissory Note is accelerated upon the occurrence of certain events of default, including the failure to pay any principal or interest when due under the Promissory Note. The foregoing description of the Promissory Note is qualified by reference to the full text of the Promissory Note, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Promissory Note and the borrowings under the Company’s senior secured revolving credit facility set forth in Item 2.01 above are incorporated by reference into this Item 2.03.

Item  7.01 Regulation FD Disclosure.

On July 5, 2017, the Company issued a press release announcing the closing of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	First Amendment to the Membership Interest and Stock Purchase Agreement, dated July 1, 2017, by and among Spark Energy, Inc., CenStar Energy Corp., and Verde USA Holdings, LLC.
10.1	Promissory Note of CenStar Energy Corp., effective July 1, 2017, payable to Verde USA Holdings, LLC.
99.1	Press Release of Spark Energy, Inc., dated July 5, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2017	SPARK ENERGY, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	First Amendment to the Membership Interest and Stock Purchase Agreement, dated July 1, 2017, by and among Spark Energy, Inc., CenStar Energy Corp., and Verde USA Holdings, LLC.
10.1	Promissory Note of CenStar Energy Corp., effective July 1, 2017, payable to Verde USA Holdings, LLC.
99.1	Press Release of Spark Energy, Inc., dated July 5, 2017.

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